                          E.A. GIBSON SHIPBROKERS LTD.

                                                  Address:
                                                  PO Box 278
                                                  Audrey House 16-20
                                                  Ely Place
                                                  London, EC1P 1HP
                                                  United Kingdom
                                                  Fax: +44 (0)20 7831 8762
                                                  Email: accounts@eagibson.co.uk
                                                  Website: www.eagibson.co.uk

                                                                   June 10, 2005

Capital Maritime & Trading Corp.,
3 Iassonos Street,
Piraeus,
Athens 18537, GR

Gentlemen:

        Reference is made to the Form F-1 registration statement (the
"Registration Statement") relating to the initial public offering of the common stock of Capital Maritime & Trading Corp. (the "Company"). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us for use in the Registration
Statement, and in particular, in the section entitled "Industry". We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

         o some information in our database is derived from estimates or subjective judgments;

         o the information in the database of other maritime data collection agencies may differ from the information in our database; and

         o we have taken reasonable care in the compilation of the statistical information and believe it to be accurate and correct in all material respects.

We hereby consent to the filing of this letter as an exhibit to the Registration
Statement of the Company on Form F-1 to be filed with the U.S. Securities and
Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Experts".

                                            E.A. GIBSON SHIPBROKERS LTD.

                                            By:  /s/ Brendan Thomas Martin
                                                 -----------------------------
                                                 Name: Brendan Thomas MARTIN
                                                 Title: Director